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                                                                    Exhibit 10.9

                          REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the "Agreement") is made as of December 16, 1998, between KOALA CORPORATION, a Colorado corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION, fka COLORADO NATIONAL BANK, a national banking association ("Bank").

                                   RECITALS:

i. Borrower and Bank entered into (a) a Revolving Credit Agreement dated as of June 24, 1997 pursuant to which Bank made available to Borrower a Revolving Credit Line of $2,000,000 and (b) a First Amendment to Revolving Credit Agreement dated June 24, 1998 which extended Bank's commitment to make loans under Revolving Credit Line to June 24, 1999 (the "Prior Agreement");

ii. Borrower is proposing to acquire the assets of Park Structures, Inc. and Park Structures Sales, Inc. (the "Acquisition") and to issue additional equity securities in the public markets (the "Offering") in connection therewith;

iii. Borrower has requested that Bank increase its commitment to $15,000,000 and to extend the Termination Date to December 16, 2001 in connection with such Acquisition; and

iv. Bank is willing to take such action upon and subject to the terms and conditions set forth in this Agreement which upon execution shall supercede the Prior Agreement.


NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, Borrower and Bank agree as follows:

1.    TERMS OF BORROWING
      ------------------

1.01  Revolving Credit Line. Subject to the following terms and conditions, Bank
      ---------------------
      agrees to make a line of credit available to Borrower (the "Revolving Credit Line") in the maximum amount of $15,000,000 (the "Maximum Line") or, if less, the amount of the Cash Flow Limit (defined below), pursuant to which Bank will make loans to Borrower (each an "Advance") in such amounts as Borrower may request from time to time, the proceeds of which shall be used for working capital, the proposed Acquisition and future acquisitions and to purchase equipment, including computer equipment. The aggregate outstanding principal balance of all Advances made hereunder may not exceed the Maximum Line. Amounts borrowed under the Revolving Credit Line may be repaid prior to the Termination Date (defined below) without penalty, except as set forth in Exhibit A to the Note (defined below), and may be reborrowed subject to the terms hereof.

      Bank's commitment to make Advances hereunder is subject to the conditions in Section 4 below and the following limitations:

        a. Bank's commitment to lend hereunder terminates on December 16, 2001 (the "Termination Date"), if not sooner terminated under Section 8 below;

        b. Bank shall not be obligated to make any Advance which would cause the outstanding principal balance of the Revolving Credit Line (the "Line Balance") to exceed the Maximum Line or, if less, the Cash Flow Limit; and

        c. Bank shall not be obligated to make any Advance if an Event of Default, as defined in Section 7 below, or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default (a "Potential Default"), has occurred and has not been cured by Borrower or waived by Bank.

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1.02  Line Note. Borrower's indebtedness to Bank for amounts borrowed under the
      ---------
      Revolving Credit Line and for interest accrued thereon shall be evidenced by Borrower's promissory note to Bank, on Bank's standard form for commercial promissory notes and otherwise satisfactory to Bank, in the principal amount of the Maximum Line (as amended or extended from time to time, the "Line Note").

1.03  Interest. Borrower agrees to pay interest on the Line Balance from time to
      --------
      time as provided herein. Interest will accrue on the daily outstanding balance of each Advance at a fluctuating rate per annum equal to the applicable "Reserve Adjusted LIBOR Rate" plus the applicable margin as set forth below for the selected Interest Period (see the attached Exhibit A which will be attached to and incorporated into the Line Note for terms and definitions which will apply to the interest rates based on a Reserve Adjusted LIBOR Rate). Borrower shall have the option to select fixed Interest Periods or a reset daily one-month Interest Period basis for each Advance. The interest rate for any new Advance made on or after the date of determination of Borrower's ratio of Debt to Annualized Cash Flow for each fiscal quarter or for any Advance outstanding on a reset daily basis on such determination date, will be subject to further adjustment, as of the date of such determination each fiscal quarter, as follows: When Borrower's ratio of Debt (as defined in Section 6.02) to Annualized Cash Flow (as defined in Section 1.04) is within one of the ranges set forth below, then the "margin" or "spread" to be added to the applicable Reserve Adjusted LIBOR Rate shall be the rate per annum set forth below opposite such range:

                     Debt/Annualized
                     Cash Flow Ratio                            Margin
                     ---------------                            ------
                     Less than 1.00:1                           2.15%
                     1.00:1 less than or equal to 2.50:1        2.35%
                     Greater than 2.50:1                        2.60%

      Accrued interest on each Advance shall be due and payable (i) at the end of each fixed Interest Period but not less than at the end of each 3 months, (ii) on the first day of each month for interest on a reset daily one-month Interest Period basis, (iii) at maturity of the Line Note and
      (iv) on demand after such maturity. After the occurrence of an Event of Default or after maturity or any acceleration of maturity of the Line Note, at Bank's option, the interest rate applicable to any Advance or the Line Balance may be increased as provided in the Line Note and Borrower agrees to pay any such increased interest. Interest shall be computed using the actual number of days in the period for which such computation is made and a per diem rate equal to 1/360 of the fluctuating rate per annum.

1.04  Cash Flow Limit. The "Cash Flow Limit" means from time to time an amount
      ---------------
      equal to the result of multiplying Borrower's Annualized Cash Flow by 3.5 through September 30, 1999 and by 3.0 as of December 31, 1999 and thereafter. "Annualized Cash Flow" means Borrower's earnings before interest, taxes, depreciation and amortization calculated at the end of each quarter for the previous four quarters (i.e. on a four-quarter trailing basis).

1.05  Repayment of Principal. Borrower agrees to repay all Advances made
      ----------------------
      hereunder. The Line Balance will be due and payable in full at the maturity of the Line Note, which will be December 16, 2001 subject to acceleration upon the occurrence of an Event of Default. In the event Borrower issues any additional debt or equity securities for cash after the date hereof (excluding the Offering and any Debt to Bank or Bank's affiliates), Borrower agrees to repay outstanding Advances hereunder from and to the extent of the net proceeds received from any such issue of securities.

1.06  Method of Borrowing. Requests for Advances may be submitted by Borrower in
      -------------------
      writing or by telephone. Bank shall be entitled to honor any such request it reasonably believes to be genuine, whether or not the person making the request is named as an authorized person in any corporate resolution or instruction furnished Bank by Borrower. Advances shall be disbursed only by deposit to a demand deposit account maintained by Borrower at Bank. Proceeds of an Advance shall be disbursed on the Banking Day (as

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

      defined in the Colorado Uniform Commercial Code) Bank receives Borrower's request if such request is received by 2:00 p.m. Denver time on such day, and on the next Banking Day if received after 2:00 p.m. on such day, and in either case the conditions of Section 4 are met.

1.07  Letters of Credit. In the event and to the extent Bank issues a letter of
      -----------------
      credit (an "L/C") on behalf of Borrower under the Revolving Credit Line in lieu of an advance, the Maximum Line shall be considered utilized by the amount of such L/C. Borrower shall pay fees for any such L/C at the time of issuance according to Bank's schedule of fees relating to letters of credit in effect from time to time; and Borrower shall execute Bank's then current standard form application and agreement for such L/C. Amounts drawn under any such L/C and honored by Bank but not immediately reimbursed by Borrower to Bank shall become an Advance hereunder in such amount at such time evidenced by the Line Note and subject to all the terms of this Agreement, whether or not any Event of Default or Potential Default has occurred. No such L/C shall expire later than the Termination Date.

1.08  Loan Fee.  Borrower agrees to pay Bank a fee of $35,000.00, payable in
      --------
      advance on the date of execution hereof by Borrower.

1.09  Commitment Fee. As additional consideration for the commitment to lend
      --------------
      hereunder, Borrower agrees to pay Bank a commitment fee on the average daily unused portion of the Maximum Line from the date hereof until the Termination Date at a rate of one quarter of one percent (.25%) per annum, payable quarterly in arrears on the first day of each calendar quarter during the term of the Revolving Credit Line commencing April 1, 1999 and on the Termination Date.

2.    COLLATERAL AND OTHER CREDIT SUPPORT
      -----------------------------------

2.01  Collateral. The repayment of all of Borrower's indebtedness to Bank shall
      ----------
      be secured by first priority security interests (the "Security Interests") in all accounts, general intangibles, inventory and equipment (all such terms having the meanings given them in the Colorado Uniform Commercial
      Code) now owned or hereafter acquired by Borrower and in all proceeds thereof (the "Collateral"). The Security Interests shall be created and perfected by security agreements, UCC financing statements, and any other collateral documents deemed necessary or advisable by Bank in its sole discretion, each in form satisfactory to Bank, duly executed by Borrower (the "Collateral Documents"). Hereafter, Borrower shall from time to time execute and deliver to Bank such other documents in form and substance satisfactory to Bank, and perform such other acts, as Bank may reasonably request, to perfect and maintain valid Security Interests in the Collateral. In addition Borrower hereby grants to Bank a security interest in all Borrower's deposit accounts at Bank to secure all obligations of Borrower to Bank now or hereafter arising.

2.02  Subordinated Debt. Any and all loans or advances made to Borrower by any
      -----------------
      of Borrower's shareholders or any other affiliates of Borrower shall be subordinated to all indebtedness of Borrower to Bank now or hereafter existing and such subordination shall be evidenced by agreements in form and substance satisfactory to Bank in Bank's sole discretion, duly executed by each such other creditor (the "Subordinated Debt").

3.    REPRESENTATIONS AND WARRANTIES
      ------------------------------

      To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

3.01  Incorporation. Borrower is a corporation duly organized, validly existing,
      -------------
      and in good standing under the laws of the State indicated at the beginning of this Agreement, and Borrower is duly qualified or licensed and in good standing to do business as a foreign corporation in all jurisdictions in which the nature of Borrower's business requires qualification.

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

3.02  Borrower's Authorization. The execution, delivery and performance by
      ------------------------
      Borrower of this Agreement, the Line Note and the Collateral Documents are within Borrower's corporate powers, have been authorized by all necessary corporate action and do not and will not contravene Borrower's Articles of Incorporation or Bylaws, violate any provision of law or result in a breach of or default under any other agreement to which Borrower is a party.

3.03  Litigation. There is no pending or threatened action, claim,
      ----------
      investigation, lawsuit or proceeding against or affecting Borrower before any court, governmental agency, arbitrator or arbitration panel, which if decided adversely to Borrower would have a material adverse affect on the financial condition or operations of Borrower or in any event which claims or involves an amount exceeding $100,000 ("Material Litigation").

3.04  Financial Condition. The audited balance sheet of Borrower as at December
      -------------------
      31, 1997, and the related statements of income and retained earnings for the fiscal year then ended, and the unaudited balance sheet of Borrower as at September 30, 1998, and the related statements of income and retained earnings for the period then ended, copies of which have been furnished to Bank, fairly present the financial condition of Borrower as at such dates and the results of the operations of Borrower for the periods ended on such dates, all in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, subject to year-end audit adjustments for the unaudited September 30, 1998 financial statements, and since September 30, 1998 there has been no material adverse change in such condition or operations.

3.05  Valid Obligations. This Agreement constitutes, and each of the Line Note
      -----------------
      and the Collateral Documents when delivered hereunder will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

3.06  Taxes. Borrower (i) has filed all tax reports and returns required to be
      -----
      filed, including but not limited to reports and returns concerning income, franchise, employment, sales and use, and property taxes; (ii) has paid all of its tax liabilities which were due on or prior to the date hereof; and (iii) is not aware of any pending investigation by any taxing authority or of any pending assessments or adjustments which would materially increase its tax liability.

3.07  Regulation U. Borrower is not engaged in the business of extending credit
      ------------
      for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

3.08  Disclosure. No information, exhibit or report furnished by Borrower to
      ----------
      Bank in connection with the negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

3.09  Environmental Compliance. The ownership and operation of Borrower's
      ------------------------
      properties have been and are in compliance with all applicable federal, state, and local environmental protection and hazardous waste disposal statutes and regulations. Borrower has not received any notice of claim under or violation of any such laws affecting Borrower's properties.

3.10  Liens. Borrower is the legal and beneficial owner of the property granted
      -----
      as collateral hereunder, free from any lien, encumbrance, or restriction whatsoever except the Bank's Security Interests and liens for taxes not yet due and payable, and Borrower has full power and authority to grant liens and the security interests in such property as collateral for its indebtedness.

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

4.   CONDITIONS PRECEDENT
     --------------------

4.01 Conditions Precedent to Initial Advance. The obligation of Bank to make its
     ---------------------------------------
     initial Advance hereunder is subject to the condition precedent that Bank shall have received on or before the day of such Advance the following, each in form and substance satisfactory to Bank:

     i. the Line Note and such Collateral Documents as may be specified by Bank, each duly executed by Borrower, and any fees specified above;

     ii. if not already in possession of Bank, copies of the Articles of Incorporation and By-laws of Borrower, each certified by the Secretary of Borrower to be a true and correct copy thereof, including all amendments thereto, if any;

     iii. certified copies of the resolutions of the Board of Directors of Borrower approving this Agreement, the Line Note and the Collateral Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Line Note and the Collateral Documents;

     iv. a certificate of the Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign this Agreement, the Line Note and the Collateral Documents;

     v. a certificate of the Secretary of State of Colorado certifying that Borrower is a corporation duly organized and in good standing under the laws of Colorado or such other evidence thereof as may be satisfactory to Bank;

     vi.   a year 2000 compliance representation letter on Bank's form; and

     vii. evidence that both the Acquisition and the Offering have closed and been completed substantially as contemplated on the date hereof.

4.02 Conditions Precedent to All Advances. The obligation of Bank to make each
      -----------------------------------
     Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

     i.    the following statements shall be true:

           (a) the representations and warranties contained in Section 3 are correct on and as of the date of such Advance as though made on and as of such date; and

           (b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or Potential Default;

           and Bank may request a certificate of an officer of Borrower stating the foregoing;

     ii. Bank shall have received such other approvals, opinions or documents as Bank may reasonably request; and

     iii. Bank's legal counsel is reasonably satisfied as to all legal matters incident to the making of such Advance.

5.    AFFIRMATIVE COVENANTS
      ---------------------

      So long as the Line Note or any indebtedness of Borrower to Bank remains unpaid

5.01  Accounting Records.  Maintain adequate books and accounting records in
      ------------------
      accordance with GAAP, consistently applied, reflecting all financial transactions of Borrower.

5.02  Inspections. At any reasonable time and from time to time, permit any
      -----------
      agents or representatives of Bank to examine and make copies of and abstracts from records and books of account of Borrower, to visit and inspect the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors.

5.03  Maintenance of Property. Maintain and preserve all of its properties and
      -----------------------
      assets necessary or useful in the performance of its business in good working order, repair and condition, ordinary wear and tear excepted.

5.04  Insurance. Maintain insurance with responsible and reputable insurance
      ---------
      companies in such amounts and covering such risks as is usually and customarily carried by companies engaged in similar businesses and owning similar properties, including, but not limited to, public liability, property damage and worker's compensation, and deliver to Bank, at Bank's request, schedules setting forth all insurance then in effect and copies of such policies or certificates of insurance on property granted or pledged as collateral; cause Bank to be named loss payee and as additional insured on any insurance covering property granted or pledged as collateral, and furnish to Bank certificates indicating such status.

5.05  Payment of Taxes, Liens. Pay and discharge, before the same become
      -----------------------
      delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property, except any thereof which is being contested in good faith and by appropriate proceedings.

5.06  Compliance with Laws. Comply in all material respects with all applicable
      --------------------
      laws, rules, regulations and orders of any government authority, non-compliance with which would materially adversely affect its business or credit.

5.07  Corporate Existence. Preserve and maintain its corporate existence and
      -------------------
      rights and franchises in its State of incorporation, and all licenses necessary to do business; and qualify and remain qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its operation or ownership of its properties.

5.08  Reporting. Furnish Bank the following as soon as available and in any
      ---------
      event:

      i. Within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual audited financial statements of Borrower as at the end of such fiscal year, including a balance sheet and income statement, audited by an independent Certified Public Accountant ("CPA") reasonably acceptable to Bank, with an unqualified opinion thereon by said CPA;

      ii. Within forty-five (45) days after the end of each fiscal quarter, (a) Borrower's internally prepared statement of financial condition as at the end of such quarter, including a balance sheet and income statement prepared substantially in accordance with GAAP and (b) a certificate as to compliance with Borrower's financial covenants in the form of Exhibit B
                                                                    ---------
      hereto or in such other form as may be acceptable to Bank;

      iii. Prior to the end of each fiscal year of Borrower, a copy of Borrower's projected financial statements for the next fiscal year; and

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

      iv. From time to time such other information as Bank may reasonably request.

5.09  Financial Condition. Maintain the financial condition of Borrower,
      -------------------
      determined in accordance with GAAP, so that it meets the following requirements measured on a quarterly basis for the preceding four fiscal quarters, i.e. on a 4-quarter trailing basis:

      i. Borrower's ratio of (a) Debt to (b) Annualized Cash Flow will be not more than 3.50:1 through the quarter ending 9/30/99 and not more than 3.00:1 thereafter; and

      ii. Borrower's ratio of (a) Annualized Cash Flow to (b) Interest Expense will be not less than 4.00:1.

5.10  Deposit Accounts.  Maintain all material deposit accounts at Bank.
      ----------------

5.11  Notice of Significant Events. Promptly notify Bank in writing of 1) the
      ----------------------------
      occurrence of any Event of Default or Potential Default; 2) any change in its name, address, form of entity, or organizational or capital structure; or 3) the threat of or commencement of any Material Litigation.

6.    NEGATIVE COVENANTS
      ------------------

      So long as the Line Note or any indebtedness of Borrower to Bank remains unpaid or Bank has any commitment to lend hereunder, without the prior written consent of Bank, Borrower will not:

6.01  Use of Funds.  Use any of the amounts loaned to it by Bank pursuant to
      ------------
      this Agreement for any purpose except as specified in Section 1.01;

6.02  Debt. Create, incur, assume or permit to exist any Debt except 1) Debt to
      ----
      Bank or to affiliates of Bank; 2) Debt which is trade debt incurred by Borrower in the ordinary course of business on a short term basis for the acquisition of supplies or services; and 3) other Debt up to an aggregate amount of $150,000 at any one time outstanding. "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause
      (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA;

6.03  Liens. Create, incur, assume, or permit to exist any mortgage, deed of
      -----
      trust, pledge, lien, security interest or other charge or encumbrance or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive any income, other than (i) purchase money security interests or liens in or upon any property acquired or held by Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (ii) security interests or liens existing in or on such property at the time of its acquisition,
      (iii) liens for taxes not yet due and payable, deposits or pledges in connection with or to secure payment of workmen's compensation, unemployment insurance or other social security or in connection with the good faith context of any tax lien, and (iv) the Security Interests and any other liens in favor of Bank, provided that the aggregate principal
                                        --------
      amount of the indebtedness secured by the security interests or liens referred to in clauses (i) and (ii) above shall not exceed $50,000 any time outstanding;

6.04  Loans and Investments. Make any loans or advances to any person or entity
      ---------------------
      or purchase or otherwise acquire the capital stock, assets, or obligations of, or any other interest in, any person or entity or make any other investments, except (i) readily marketable direct obligations of the United States of America or a money market mutual fund investing solely therein; (ii) certificates of deposit issued by commercial banks of recognized standing operating in the United States of America; (iii) other loans or investments in an aggregate amount in any one fiscal year not exceeding $1,000,000 excluding the Acquisition; or (iv) loans or advances to wholly-owned or controlled subsidiary corporations or similar limited liability entities ("Subsidiaries");

6.05  Guaranty. Guarantee or become liable in any way as surety for any
      --------
      liability or obligation of any other person or entity except by endorsement of instruments for deposit or collection in the ordinary course of business and except for guarantees of Subsidiaries up to an aggregate amount of $150,000 at any one time outstanding;

6.06  Merger or Sale. Merge into or consolidate with any corporation or other
      --------------
      entity; or sell, lease, assign or otherwise transfer or dispose of all or any material portion of its assets except for sales of inventory in the ordinary course of business;

6.07  Nature of Business.  Materially change the scope or nature of its
      ------------------
      business; or

6.08  Distribution to Shareholders. Pay or declare any dividends, or purchase,
      ----------------------------
      redeem or otherwise acquire any of its capital stock, or make any other distributions of any property to any of its shareholders as such.

7.    DEFAULT
      -------

      If any of the following events shall occur, it shall be an event of default ("Event of Default"):

7.01  Non-Payment. Borrower fails to pay any principal of the Line Note or any
      -----------
      other sums payable by Borrower to Bank pursuant to this Agreement when due, or Borrower fails to pay any interest on the Line Note within ten
      (10) days after any such interest is due;

7.02  Representations. Any representation or warranty made by Borrower herein or
      ---------------
      in connection herewith proves to have been incorrect in any material respect when made;

7.03  Breach of Negative Covenants. Borrower fails to observe or comply with any
      ----------------------------
      of the covenants in Section 6 of this Agreement;

7.04  Breach of Covenants. Borrower fails to perform or observe any other term,
      -------------------
      covenant or agreement contained in this Agreement (other than those referred to in Section 7.01 and 7.03) or in any Collateral Document and such failure has not been cured within ten (10) days after Bank has notified Borrower of such failure;

7.05  Default on Other Debt. Borrower shall fail to pay any Debt of Borrower
      ---------------------
      (other than Debt evidenced by the Line Note) or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default or event under any agreement or instrument relating to any such Debt shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

7.06  Insolvency. Borrower shall generally not pay its debts as such debts
      ----------
      become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against Borrower, shall remain undismissed for a period of thirty days; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection;

7.07  Judgments. Any judgment or order for the payment of money in excess of
      ---------
      $500,000 which is not covered by insurance shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

7.08  Change in Control. Any person, entity or group of persons acting together
      -----------------
      (not including the current principal shareholder(s) of Borrower) acquires a sufficient number of the shares of Borrower's voting common stock to enable such acquiring person, entity or group to elect a majority of Borrower's Board of Directors.

8.    REMEDIES
      --------

      Upon the occurrence of any Event of Default, Bank shall have the right by notice to Borrower:

8.01  Further Loans. To terminate its commitment to make Advances;
      -------------

8.02  Acceleration. To declare the Line Balance and all interest accrued thereon
      ------------
      and all other amounts payable under this Agreement to be immediately due and payable whereupon all such indebtedness of Borrower to Bank shall become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and

8.03  Other Rights. To exercise any other rights or remedies available to it
      ------------
      whether under the Collateral Documents, or at law or in equity.

9.    MISCELLANEOUS
      -------------

9.01  Waiver Amendments. No waiver by Bank or any amendment of any provision of
      -----------------
      this Agreement, nor any consent of Bank to any failure to comply with the terms hereof by Borrower, shall be effective unless made in writing and signed by Bank. No waiver by Bank of any default or of any right to enforce this Agreement shall operate as a waiver of any other default, or of the same default on a future occasion, or of the right to enforce this Agreement on any future occasion. No delay in or discontinuance of the enforcement of this Agreement, nor the acceptance by Bank of installments of principal or interest after the occurrence of any Event of Default, shall operate as a waiver of any default.

9.02  Rights Cumulative. The rights and remedies herein provided are cumulative
      -----------------
      and not exclusive of any rights or remedies afforded by any promissory note or other agreement executed in connection herewith, or provided by law. Bank's remedies may be exercised concurrently or separately, in any order, and the election of one remedy shall not be deemed a waiver of any other remedy.

9.03  Expenses. Borrower will pay to Bank on demand all expenses, including
      --------
      reasonable fees and expenses of attorneys, paid or incurred by Bank in connection with the creation and perfection of Bank's security interest in collateral, the making or collection of Advances made pursuant to this Agreement, or the protection, preservation or enforcement of Bank's rights hereunder and in property pledged or granted as collateral.

9.04  Successors and Assigns. This Agreement shall be binding upon and inure to
      ----------------------
      the benefit of Borrower, Bank and their respective successors and assigns. However, Borrower shall not have the right to assign or otherwise transfer any rights in or under this Agreement without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in the Advances provided for herein. In connection therewith Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to the Advances, Borrower or Borrower's business or any of the Collateral.

9.05  Governing Law. This Agreement shall be governed by and construed in
      -------------
      accordance with the laws of the State of Colorado.

9.06  Notices. All notices, requests and demands given to or made upon either
      -------
      party must be in writing and shall be deemed to have been given or made when personally delivered or two (2) days after having been deposited in the United States Mail, first class postage prepaid, addressed as follows:

             If to Borrower:     Koala Corporation
                                 Attn: Mark A. Betker
                                 President and CEO
                                 5031 South Ulster St. Suite 300
                                 Denver, CO 80237

             If to Bank          U.S. Bank National Association
                                 Attn: Joni Fish, Vice President
                                 918 17th Street
                                 Denver, CO  80202

9.07  Accounting Terms. All accounting terms not specifically defined herein
      ----------------
      shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

9.08  Recitals. The recitals to this Agreement and any definitions set forth
      --------
      therein are made a part hereof and incorporated in this Agreement.

9.09  Entire Agreement. The following documents contain the entire agreement
      ----------------
      between the parties concerning the subject matter hereof: this Agreement, the Line Note and the Collateral Documents (collectively, the "Relevant Documents"). Any representation, understanding or promise concerning the subject matter hereof, which is not expressly set forth in any of the Relevant Documents, shall not be enforceable by any party hereto or its successors or assigns. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other Relevant Document, the terms of this Agreement shall govern.

9.10  Severability. The unenforceability of any provision of this Agreement
      ------------
      shall not affect the enforceability or validity of any other provision hereof.

9.11  JURY TRIAL WAIVER. BANK AND BORROWER EACH IRREVOCABLY WAIVES ITS RIGHT TO
      -----------------
      A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT EXTENDED HEREUNDER, ANY COLLATERAL PROPERTY SECURING SUCH CREDIT, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first stated above for the purposes set forth herein.

KOALA CORPORATION                               U.S. BANK NATIONAL ASSOCIATION

By:_____________________________                By:_____________________________

Title:__________________________                Title:__________________________

                                   EXHIBIT A
                          TO PROMISSORY NOTE ("NOTE")
                             OF KOALA CORPORATION
                                 ("BORROWER")
                            DATED DECEMBER 16, 1998
                          AND PAYABLE TO THE ORDER OF
                    U.S. BANK NATIONAL ASSOCIATON ("BANK")

This Exhibit A contains provisions expressly incorporated into the Note to which it is attached and to which the Note is expressly made subject. In the event of any inconsistency between the provisions of this Exhibit A and the terms of the Note, the terms of this Exhibit A shall control.

--------------------------------------------------------------------------------

1. Definitions. Unless otherwise defined in the Note, capitalized terms shall
   -----------
have the following meanings:

     "Advance": Each amount borrowed by the Borrower under the credit facility
      -------
     between the Borrower and the Bank and evidenced by the Note to which this Exhibit A is attached. Advances may be either LIBOR Rate Advances or Reference Rate Advances.

     "Business Day": Any day of the year on which the Bank's main Denver office
      ------------
     is open for carrying on substantially all of its business and on which the interbank Eurodollar market is open for business.

     "Eurocurrency Reserve Rate": A percentage equal to the daily average during
      -------------------------
     the applicable Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation
     D) or applicable to extensions of credit by member banks the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Rate shall reflect any reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes loans or advances having an interest rate based upon the LIBOR Rate. Any LIBOR Rate Advance shall be deemed to be "Eurocurrency liability" as defined in Regulation D.

     "Interest Period": as to any LIBOR Rate Advance, a period commencing on
      ---------------
     (and including) the date the funds of such LIBOR Rate Advance are advanced or the date the immediately preceding Interest Period ends, and ending on the last day of the Interest Period specified in the Borrower's Interest Period Election, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
     (iii) interest shall accrue from and including the first day of the Interest Period to but excluding the last day of such Interest Period, and
     (iv) no Interest Period applicable to any LIBOR Rate Advance may end after the maturity date of the Note.

     "Interest Period Election": The number of months in any Interest Period as
      ------------------------
     selected by the Borrower or as otherwise determined in accordance with this Exhibit A.

     "LIBOR Rate": The offered rate for deposits in United States Dollars for
      ----------
     delivery of such deposits on the first day of an Interest Period, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days preceding the first day of the Interest Period. If at least two rates appear on the Reuters Screen LIBO page, the rate for such

     Interest Period shall be the arithmetic mean of such rates (rounded to the nearest 1/100th). If fewer than two rates appear, the rate for such Interest Period shall be determined by the Bank based on rates offered to banks for United States Dollar deposits in the interbank Eurodollar market. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

     "LIBOR Rate Advance": Any Advance as to which the Borrower elects an
      ------------------
     interest rate per annum based upon the LIBOR Rate.

     "Reserve Adjusted LIBOR Rate": With respect to each LIBOR Rate Advance, the
      ---------------------------
     rate per annum (rounded to the nearest 1/100th) equal to the rate obtained by dividing (a) the LIBOR Rate for the first day of the applicable Interest Period, by (b) a percentage equal to 1.00 minus the Eurocurrency Reserve Rate. The Reserve Adjusted LIBOR Rate as to any LIBOR Rate Advance then outstanding shall be adjusted automatically on and after the date as to which any change in the reserve requirement percentage referred to above is published by the Board of Governors of the Federal Reserve System (or any successor thereto), regardless of whether such change falls within an existing Interest Period.

     "Reference Rate": The per annum interest rate publicly announced from time
      --------------
     to time as such by or on behalf of the Bank, which is not necessarily the lowest rate charged by the Bank; and the Bank may lend to its customers at per annum rates that are at, above or below the Reference Rate. The Reference Rate shall be adjusted automatically from time to time simultaneously with any change in the Reference Rate.

     "Reference Rate Advance": Any Advance as to which the interest rate per
      ----------------------
     annum is based upon the Reference Rate.

2. Interest Period Elections. The Borrower shall make Interest Period Elections,
   -------------------------
from time to time, and the Borrower shall be entitled to select a one-month Interest Period reset daily or a fixed Interest Period of 1, 2, 3 or 6 months in duration.

3. Determination of Rates. When the Borrower has chosen to make periodic
   ----------------------
Interest Period Elections, then not later than 12:00 noon (Denver time) two Business Days prior to the Business Day on which any LIBOR Rate Advance is made or is to be made or which is the first day of the selected Interest Period therefor, the Borrower shall give notice to the Bank specifying the duration of the fixed Interest Period as specified above. If, upon the expiration of any fixed Interest Period, the Borrower has failed to elect the duration of a new fixed Interest Period, the Advance shall automatically bear interest on the one-month Interest Period reset daily rate basis. The Bank's records shall be rebuttably presumptive evidence of the dates for each Interest Period and the interest rate for each such period as well as the dates and amounts of payments of principal and interest on the Note.

4. Interest Rate Not Ascertainable/Prepayments. The following provisions apply
   -------------------------------------------
to all Advances:

        (a) If it becomes unlawful for the Bank to make any LIBOR Rate Advance, or the Bank determines (which will be binding on the Borrower) that: (i) adequate and reasonable means do not exist for determining the interest rate applicable for any LIBOR Rate Advance; or (ii) the Bank cannot obtain funds in the amount or for the maturity in the market relating to any LIBOR Rate Advance, the Bank will not be required to make or continue to maintain any such LIBOR Rate Advance and all such LIBOR Rate Advances then existing shall automatically convert to Reference Rate Advances bearing interest at the Reference Rate, with the Borrower being required to pay the Make-Whole Fee described in sub-section (b) (ii) below upon such conversion. In addition, if there is a change in law or regulation as a result of which the Bank determines that the interest rate applicable to any LIBOR Rate Advance no longer represents the effective cost to the Bank for funding such LIBOR Rate Advance, the Borrower will pay to the Bank an amount sufficient to cause the Bank to receive interest at the rate that reflects the increase in effective rate caused by the change.

        (b) (i) The Borrower understands that upon the making by the Bank of any LIBOR Rate Advance, the Bank intends to enter into funding arrangements with third parties (based in whole or in part on such LIBOR Rate Advance) on terms and conditions which could result in losses to the Bank if the LIBOR Rate Advance is not made or does not remain outstanding for the entire Interest Period. Therefore, if either (A) after the Borrower requests an LIBOR Rate Advance, the LIBOR Rate Advance is not made on the first day of the specified Interest Period for any reason (including, but not limited to, the failure of the Borrower to comply with one or more of the conditions precedent to any Advance) other than a wrongful failure by the Bank to make the LIBOR Rate Advance, or (B) such LIBOR Rate Advance is prepaid in whole or in part prior to the last day of the applicable Interest Period, whether as a result of acceleration of or demand under the Note, voluntary prepayment, mandatory prepayment, termination of this arrangement, operation of law or otherwise (the full amount of the Advance requested in the case of clause (i)(A) above and the full amount of the Advance prepaid in the case of clause (i)(B) above (each being referred to as an "Affected Amount")), the Borrower agrees to pay on demand to the Bank, as liquidated damages and not as a penalty and in addition to any other payments required hereunder, the Make-Whole Fee applicable to the Affected Amount.

             (ii) The Make-Whole Fee applicable to each Affected Amount shall be the sum of (A) the present value of the excess, if any, of (1) the amount of interest that would have accrued on the Affected Amount during the remaining portion of the applicable Interest Period, calculated at the interest rate that otherwise would have been applicable to the Affected Amount, over (2) the amount of interest that would accrue on the Affected Amount during the remaining portion of the applicable Interest Period, calculated using the Reserve Adjusted LIBOR Rate that would be applicable to a loan in the Affected Amount having a maturity corresponding with the last day of the applicable Interest Period, plus (B) all out-of-pocket costs and expenses (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by it to make or carry any LIBOR Rate Advance and, to the extent not capable of being determined in accordance with clause (A)(2) above, any loss sustained by the Bank in connection with the re-deployment of funds with respect to any such LIBOR Rate Advance) incurred by the Bank. Present value, as used above, will be determined in accordance with standard financial practice, using the Reserve Adjusted LIBOR Rate applicable under clause (A)(2) above as the discount factor.

             (iii) The Make-Whole Fee will be determined (A) in the case of situations falling within clause (i)(A) above, on the first day of the Interest Period that would have applied to the Affected Amount, and (B) in the case of situations falling within clause (i)(B) above, the date on which the Affected Amount is prepaid.

5. Bank's Funding. The Bank shall be entitled to fund and maintain its funding
   --------------
of all or any part of the Advances in any manner it elects; it being understood, however, that for purposes of this Exhibit A, all determinations hereunder shall be made as if the Bank had actually funded and maintained each LIBOR Rate Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Reserve Adjusted LIBOR Rate for such Interest Period.

                                  EXHIBIT  B

                           CERTIFICATE OF COMPLIANCE
                                      of
                               KOALA CORPORATION
                                  "Borrower"
              As Of The Period Ending ___________________________

This Certificate is submitted to U.S. Bank National Association ("Bank") in connection with the Revolving Credit Agreement dated as of December 16, 1998, as it may be amended from time to time (the "Agreement") between Bank and Borrower. Capitalized terms used herein are defined in the Agreement.

The undersigned hereby certifies to Bank that the undersigned is familiar with the following financial information which has been taken from Borrower's books and records which are complete and accurate and that the following calculations of the financial covenants specified in the Agreement are true and correct:


                         FINANCIAL COVENANT COMPLIANCE
                         -----------------------------

            as of the Quarter Period ending _______________________


                                                                                                              In compliance
                                                                                                              -------------
   Covenant                                      Required                                     Actual              Yes/No
   --------                                      --------                                     ------              ------
Debt/Annualized Cash Flow                  Less than or equal to 3.50:1 thru 9/30/99     ________________          __________
                                                                 3.00:1 thereafter

Annualized Cash Flow/Interest Expense      Greater than or equal to 4.00:1               ________________          __________


The undersigned further certifies that (a) Borrower is in compliance with all of the covenants contained in the Agreement, and (b) there has been no Event of Default under the Agreement which has not been cured or waived, and no Potential Default has occurred.

     By:__________________________

     Title:_______________________

     Date:________________________